East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS RECORD QUARTERLY NET INCOME OF $368 MILLION AND DILUTED EARNINGS PER SHARE OF $2.65; RECORD FEES, LOANS, AND DEPOSITS

Pasadena, California – October 21, 2025 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported third quarter 2025 net income of $368 million, or $2.65 per diluted share. Return on average common equity was 17.4%, return on average tangible common equity1 was 18.5%, return on average assets was 1.84%, while book value per share and tangible book value per share1 both grew 5% quarter-over-quarter.

“I am proud to report East West’s record-breaking financial results for the third quarter,” said Dominic Ng, Chairman and Chief Executive Officer. “We earned record levels of revenue, net income, and earnings per share. Record net interest income was fueled by deposit-led growth, while higher fee income was driven by notable strength in wealth management, lending, and deposit account fees,” said Ng.

“Asset quality remained resilient. Nevertheless, given the uncertainty in the outlook for 2026, we further bolstered our allowance for loan losses,” continued Ng. “Our significant capital levels, ample liquidity, bolstered reserves, and strong earnings profile enable East West to operate from a position of strength, with the ability to capitalize on opportunities across market environments,” Ng concluded.

FINANCIAL HIGHLIGHTS

	Three Months Ended		Quarter-over-Quarter Change
($ in millions, except per share data)	September 30, 2025	June 30, 2025	$	%

Total Revenue	$778	$703	$75	11%
Net Income	368	310	58	19
Pre-tax, Pre-provision Income[2]	503	449	54	12
Diluted Earnings per Share	$2.65	$2.24	$0.41	19
Book Value per Share	$62.39	$59.51	$2.88	5
Tangible Book Value per Share[1]	$58.97	$56.10	$2.87	5%
Return on Average Assets	1.84%	1.62%	—	22 bps
Return on Average Common Equity	17.44%	15.42%	—	202 bps
Return on Average Tangible Common Equity[1]	18.48%	16.39%	—	209 bps
Total Stockholders’ Equity to Assets Ratio	10.77%	10.49%	—	28 bps
Tangible Common Equity Ratio[1]	10.24%	9.95%	—	29 bps
Total Assets	$79,670	$78,158	$1,512	2%

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $79.7 billion as of September 30, 2025. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 16.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

BALANCE SHEET

•Assets – Total assets were $79.7 billion as of September 30, 2025, an increase of $1.5 billion, or 2%, from $78.2 billion as of June 30, 2025. Year-over-year, total assets grew $5.2 billion, or 7%, from $74.5 billion as of September 30, 2024.

Third quarter 2025 average interest-earning assets of $76.2 billion were up $2.3 billion, or 3%, from $73.9 billion in the second quarter, primarily reflecting a $1.2 billion increase in average interest-bearing cash and deposits with banks, a $0.9 billion increase in average total loans outstanding, and a $0.2 billion increase in average available-for-sale (“AFS”) debt securities.

•Loans – Total loans reached a record $55.8 billion as of September 30, 2025, an increase of $0.8 billion from $55.0 billion as of June 30, 2025. Year-over-year, total loans were up $2.5 billion, or 5%, from $53.3 billion as of September 30, 2024.

Third quarter 2025 average total loans grew by $0.9 billion, or 2%, to $55.2 billion, from $54.3 billion in the second quarter.

•Deposits – Total deposits reached a record $66.6 billion as of September 30, 2025, an increase of $1.6 billion from $65.0 billion as of June 30, 2025, primarily reflecting growth in time, noninterest-bearing demand, money market, and savings deposits. Noninterest-bearing deposits made up 24% of total deposits as of September 30, 2025. Year-over-year, total deposits increased $4.9 billion, or 8%, from $61.7 billion as of September 30, 2024.

Third quarter 2025 total average deposits of $66.2 billion increased $2.5 billion from the second quarter of 2025, primarily reflecting growth in average money market, time, and noninterest-bearing demand deposits.

•Capital – As of September 30, 2025, stockholders’ equity was $8.6 billion, up 5% quarter-over-quarter. The total stockholders’ equity to assets ratio was 10.77% as of September 30, 2025, compared with 10.49% as of June 30, 2025.

Book value per share was $62.39 as of September 30, 2025, up $2.88, or 5% quarter-over-quarter. As of September 30, 2025, tangible book value per share3 was $58.97, up $2.87, or 5% quarter-over-quarter.

East West’s regulatory capital ratios are well in excess of requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH
The following table presents capital metrics as of September 30, 2025, June 30, 2025, and September 30, 2024.

EWBC Capital
($ in millions)	September 30, 2025 (a)	June 30, 2025	September 30, 2024 (b)
Risk-Weighted Assets (“RWA”) (c)	$57,052	$56,280	$54,291
Risk-based capital ratios:
Total capital ratio	16.15%	15.82%	15.39%
CET1 capital ratio	14.83%	14.51%	14.08%
Tier 1 capital ratio	14.83%	14.51%	14.08%
Leverage ratio	10.66%	10.60%	10.40%
Total stockholders’ equity to assets ratio	10.77%	10.49%	10.29%
Tangible common equity ratio (d)	10.24%	9.95%	9.72%

(a)The Company’s September 30, 2025 regulatory capital ratios and RWA are preliminary.
(b)The Company applied the 2020 Current Expected Credit Losses (“CECL”) transition provision in the September 30, 2024 regulatory capital ratio calculations. The CECL transition provision permitted certain banking organizations to exclude from regulatory capital the initial adoption impact of CECL, plus 25% of the cumulative changes in the allowance for credit losses under CECL for each period until December 31, 2021, followed by a three-year phase-out period in which the aggregate benefit was reduced by 25% in 2022, 50% in 2023 and 75% in 2024. The CECL transition was no longer in effect as of January 1, 2025.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(d)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 16.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 16.

OPERATING RESULTS

Third Quarter Earnings – Third quarter 2025 revenue was a record $778 million, up $75 million, or 11% quarter-over-quarter, driven by record quarterly net interest income and noninterest income. Revenue in the third quarter included $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans. Noninterest expense was $277 million in the third quarter, up $21 million quarter-over-quarter, or 8%, which included $27 million of additional compensation expense from a change in equity award recognition for retirement eligible employees.

Third quarter 2025 net income was a record $368 million or $2.65 per diluted share, both up 19% from the second quarter of 2025. Pre-tax, pre-provision income4 totaled a record $503 million in the third quarter, up $54 million, or 12% quarter-over-quarter.

Third Quarter 2025 Compared to Second Quarter 2025

Net Interest Income and Net Interest Margin

Net interest income totaled a record $678 million in the third quarter, an increase of $60 million, or 10%, from $617 million.

•Net interest margin was 3.53%, up 18 basis points from the prior quarter. Excluding the benefit of $32 million in discount accretion and interest recoveries, net interest margin was 3.36%.
•The average loan yield was 6.61%, up 21 basis points from the prior quarter. The average interest-earning asset yield was 5.88%, up 13 basis points from the prior quarter.
•The average cost of funds was 2.58%, down 5 basis points from the prior quarter. The average cost of interest-bearing deposits was 3.26%, a 5 basis point decrease from the prior quarter.

Noninterest Income

Noninterest income totaled a record $101 million in the third quarter, an increase of $14 million, or 17% from $86 million in the second quarter. Record fee income5 of $92 million increased $11 million, or 14%, from $81 million in the prior quarter, with growth in all fee categories.

•Wealth management fees increased $4 million quarter-over-quarter, reflecting higher customer activity.
•Other income increased $3 million quarter-over-quarter, primarily due to the realization of a bank-owned life insurance-related event.
•Customer derivative income increased $3 million in the third quarter, reflecting higher customer activity.
•Lending and loan servicing fees were up $2 million in the third quarter, reflecting higher customer activity and greater syndication fees.
•Commercial and consumer deposit-related fees grew $2 million quarter-over-quarter, primarily reflecting higher treasury management and service-related fee income.
•Foreign exchange income was $14 million, an increase of $1 million.

Noninterest Expense

Total noninterest expense was $277 million in the third quarter, which included $16 million of amortization for tax credit and Community Reinvestment Act investments. Total operating noninterest expense was $261 million, an increase of $31 million quarter-over-quarter.
•Compensation and employee benefits were $176 million, an increase of $31 million, primarily reflecting $27 million of additional compensation expense from a change in equity award recognition for retirement eligible employees.
•Occupancy and equipment expense was $17 million, an increase of $1 million.
•Other operating expense was $38 million, an increase of $2 million, primarily reflecting an increase in net other real estate owned write-downs.
•The efficiency ratio was 35.6% in the third quarter, compared with 36.4% in the prior quarter.

[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 15.
[5] Fee income includes commercial and consumer deposit-related fees, lending and loan servicing fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

TAX RELATED ITEMS

Third quarter 2025 income tax expense was $97 million and the effective tax rate was 20.8%, compared with income tax expense of $92 million and 22.9% in the second quarter of 2025, primarily reflecting greater pre-tax income in the third quarter.

ASSET QUALITY

As of September 30, 2025, the credit quality of our loan portfolio remained resilient.
•The criticized loans ratio decreased 1 basis point quarter-over-quarter to 2.14% of loans held-for-investment (“HFI”) as of September 30, 2025, compared with 2.15% as of June 30, 2025. Criticized loans increased $8 million quarter-over-quarter to $1.2 billion as of September 30, 2025.
•The special mention loans ratio decreased 5 basis points quarter-over-quarter to 0.76% of loans HFI as of September 30, 2025, compared with 0.81% as of June 30, 2025, while the classified loans ratio increased 4 basis points to 1.38%.
•Nonperforming assets increased $29 million to $201 million as of September 30, 2025, from $172 million as of June 30, 2025. The nonperforming assets ratio was 0.25% of total assets as of September 30, 2025, up 3 basis points from the prior quarter.
•Third quarter 2025 net charge-offs were $18 million, or annualized 0.13% of average loans HFI, compared with $15 million, or annualized 0.11% of average loans HFI, for the second quarter of 2025.
•The allowance for loan losses increased to $791 million, or 1.42% of loans HFI, as of September 30, 2025, compared with $760 million, or 1.38% of loans HFI, as of June 30, 2025, driven primarily by changes in the impact of the economic forecast.
•Third quarter 2025 provision for credit losses was $36 million, compared with $45 million in the second quarter of 2025.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the fourth quarter 2025 dividend for the Company’s common stock. The common stock cash dividend of $0.60 per share is payable on November 17, 2025 to shareholders of record as of November 3, 2025.

East West repurchased approximately 258 thousand shares of common stock during the third quarter of 2025 for $25 million. $216 million of East West’s share repurchase authorization remains available.

Conference Call

East West will host a conference call to discuss third quarter 2025 earnings with the public on Tuesday, October 21, 2025, at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses third quarter 2025 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor Inquiries, Contact:	For Media Inquiries, Contact:
Adrienne Atkinson	Angie Tang
Director of Investor Relations	SVP - Corporate Communications
T: (626) 788-7536	T: (626) 768-6853
E: adrienne.atkinson@eastwestbank.com	E: angie.tang@eastwestbank.com

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “us,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the United States (“U.S.”) Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to known and unknown risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, FDIC insurance premiums and assessments, and deposit withdrawals; changes in laws or the regulatory environment, including trade, monetary and fiscal policies and laws and current or potential disputes between the U.S. and the People’s Republic of China, Singapore, and other countries; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; and any strategic acquisitions or divestitures and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025 under the heading Item 1A. Risk Factors and its subsequent filings with the SEC. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2025 % or Basis Point Change
	September 30, 2025	June 30, 2025	September 30, 2024	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$4,762,394	$4,514,476	$4,976,174	5.5%		(4.3)%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	425,000	—		—
Available-for-sale (“AFS”) debt securities (amortized cost of $13,189,313, $13,035,258 and $10,667,293)	12,741,152	12,488,913	10,133,877	2.0		25.7
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,467,362, $2,437,247 and $2,510,352)	2,880,682	2,892,982	2,928,399	(0.4)		(1.6)
Total cash, resale agreements and debt securities	20,809,228	20,321,371	18,463,450	2.4		12.7
Loans held-for-sale (“HFS”)	19,596	11,873	—	65.0		100.0
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $790,520, $760,416 and $696,485)	54,976,252	54,200,768	52,556,696	1.4		4.6
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	982,247	968,389	924,439	1.4		6.3
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	77,855	80,523	82,775	(3.3)		(5.9)
Other assets	2,338,656	2,109,446	1,990,663	10.9		17.5
Total assets	$79,669,531	$78,158,067	$74,483,720	1.9%		7.0%

Liabilities and Stockholders’ Equity
Deposits	$66,587,556	$65,029,493	$61,700,115	2.4%		7.9%
Short-term borrowings	9,851	—	—	100.0		100.0
Federal Home Loan Bank (“FHLB”) advances	3,000,000	3,500,000	3,500,000	(14.3)		(14.3)
Securities sold under repurchase agreements (“repurchase agreements”)	53,489	—	—	100.0		100.0
Long-term debt and finance lease liabilities	35,707	35,789	36,055	(0.2)		(1.0)
Operating lease liabilities	83,998	86,987	90,369	(3.4)		(7.0)
Accrued expenses and other liabilities	1,316,130	1,304,031	1,492,642	0.9		(11.8)
Total liabilities	71,086,731	69,956,300	66,819,181	1.6		6.4
Stockholders’ equity	8,582,800	8,201,767	7,664,539	4.6		12.0
Total liabilities and stockholders’ equity	$79,669,531	$78,158,067	$74,483,720	1.9%		7.0%

Total cash, resale agreements and debt securities/total assets	26.12%	26.00%	24.79%	12	bps	133	bps
Total stockholders’ equity to assets ratio	10.77%	10.49%	10.29%	28		48
Tangible common equity (“TCE”) ratio (1)	10.24%	9.95%	9.72%	29	bps	52	bps
Book value per share	$62.39	$59.51	$55.30	4.8%		12.8%
Tangible book value (1) per share	$58.97	$56.10	$51.90	5.1		13.6
Number of common shares at period-end	137,568	137,816	138,609	(0.2)%		(0.8)%

(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2025 % Change
	September 30, 2025	June 30, 2025	September 30, 2024	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$18,001,529	$17,822,881	$17,068,002	1.0%	5.5%
Commercial real estate (“CRE”):
CRE	15,231,167	14,978,775	14,568,209	1.7	4.6
Multifamily residential	5,037,284	4,978,915	5,141,481	1.2	(2.0)
Construction and land	776,587	709,713	693,775	9.4	11.9
Total CRE	21,045,038	20,667,403	20,403,465	1.8	3.1
Consumer:
Residential mortgage:
Single-family residential	14,820,911	14,569,997	13,963,097	1.7	6.1
Home equity lines of credit (“HELOCs”)	1,852,408	1,850,965	1,760,716	0.1	5.2
Total residential mortgage	16,673,319	16,420,962	15,723,813	1.5	6.0
Other consumer	46,886	49,938	57,901	(6.1)	(19.0)
Total loans HFI (1)	55,766,772	54,961,184	53,253,181	1.5	4.7
Loans HFS	19,596	11,873	—	65.0	100.0
Total loans (1)	55,786,368	54,973,057	53,253,181	1.5	4.8
Allowance for loan and lease losses (“ALLL”)	(790,520)	(760,416)	(696,485)	4.0	13.5
Net loans (1)	$54,995,848	$54,212,641	$52,556,696	1.4%	4.6%

Deposits by product:
Noninterest-bearing demand	$16,141,954	$15,470,239	$14,690,864	4.3%	9.9%
Interest-bearing checking	7,854,206	8,143,893	8,052,720	(3.6)	(2.5)
Money market	15,609,931	15,420,318	14,021,042	1.2	11.3
Savings	1,689,978	1,683,703	1,718,378	0.4	(1.7)
Time deposits	25,291,487	24,311,340	23,217,111	4.0	8.9
Total deposits	$66,587,556	$65,029,493	$61,700,115	2.4%	7.9%

Deposits by segment/region:
Consumer and Business Banking - U.S. (2)	$34,378,478	$33,407,064	$32,104,904	2.9%	7.1%
Commercial Banking - U.S. (2)	24,126,028	23,595,005	23,212,616	2.3	3.9
International Branches (3)	3,835,351	3,579,005	3,307,793	7.2	15.9
Treasury and Other - U.S. (4)	4,247,699	4,448,419	3,074,802	(4.5)	38.1
Total deposits	$66,587,556	$65,029,493	$61,700,115	2.4%	7.9%

(1)Includes $24 million, $74 million and $52 million of net deferred loan fees and net unamortized premiums as of September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(2)Excludes deposits presented under International Branches.
(3)Deposits of our Hong Kong branch and China subsidiary bank branches are a subset of Commercial Banking segment deposits.
(4)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2025 % Change
	September 30, 2025	June 30, 2025	September 30, 2024	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$1,129,732	$1,058,999	$1,075,899	6.7%	5.0%
Interest expense	452,202	441,925	503,177	2.3	(10.1)
Net interest income before provision for credit losses	677,530	617,074	572,722	9.8	18.3
Provision for credit losses	36,000	45,000	42,000	(20.0)	(14.3)
Net interest income after provision for credit losses	641,530	572,074	530,722	12.1%	20.9%
Noninterest income:
Commercial and consumer deposit-related fees	28,409	26,865	26,815	5.7	5.9
Lending and loan servicing fees	27,605	25,586	26,453	7.9	4.4
Foreign exchange income	14,491	13,715	13,569	5.7	6.8
Wealth management fees	14,562	10,725	10,683	35.8	36.3
Customer derivative income	6,442	3,645	3,774	76.7	70.7
Total fee income	91,509	80,536	81,294	13.6	12.6
Derivative mark-to-market and credit valuation adjustments	(318)	(1,444)	(4,480)	78.0	92.9
Net gains on AFS debt securities	57	746	145	(92.4)	(60.7)
Other investment income	705	678	2,800	4.0	(74.8)
Other income	8,564	5,662	4,636	51.3	84.7
Total noninterest income	100,517	86,178	84,395	16.6%	19.1%
Noninterest expense:
Compensation and employee benefits (2)	175,585	144,841	135,464	21.2%	29.6%
Occupancy and equipment expense	16,970	16,289	17,001	4.2	(0.2)
Deposit account expense	8,851	9,348	12,229	(5.3)	(27.6)
Computer and software related expenses	12,949	13,446	11,436	(3.7)	13.2
Deposit insurance premiums and regulatory assessments (3)	8,644	9,133	9,178	(5.4)	(5.8)
Other operating expense	38,231	36,727	34,892	4.1	9.6
Total operating noninterest expense	261,230	229,784	220,200	13.7	18.6
Amortization of tax credit and CRA investments (4)	15,693	26,236	5,600	(40.2)	180.2
Total noninterest expense	276,923	256,020	225,800	8.2	22.6
Income before income taxes	465,124	402,232	389,317	15.6	19.5
Income tax expense	96,730	91,979	90,151	5.2	7.3
Net income	$368,394	$310,253	$299,166	18.7%	23.1%

Earnings per share (“EPS”)
- Basic	$2.68	$2.25	$2.16	18.9%	24.0%
- Diluted	$2.65	$2.24	$2.14	18.6	23.8
Weighted-average number of shares outstanding
- Basic	137,676	137,818	138,606	(0.1)%	(0.7)%
- Diluted	138,942	138,789	139,648	0.1	(0.5)

(1)Includes $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the three months ended September 30, 2025.
(2)Includes $27 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the three months ended September 30, 2025.
(3)Includes $2 million and $833 thousand of FDIC special assessment reversals for the three months ended September 30, 2025 and June 30, 2025, respectively.
(4)Includes $11 million in DC Solar recoveries for the three months ended September 30, 2024.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2025 % Change
	September 30, 2025	September 30, 2024	Yr-o-Yr
Interest and dividend income (1)	$3,220,533	$3,133,930	2.8%
Interest expense	1,325,728	1,442,840	(8.1)
Net interest income before provision for credit losses	1,894,805	1,691,090	12.0
Provision for credit losses	130,000	104,000	25.0
Net interest income after provision for credit losses	1,764,805	1,587,090	11.2%
Noninterest income:
Commercial and consumer deposit-related fees	82,349	77,412	6.4
Lending and loan servicing fees	79,421	73,718	7.7
Foreign exchange income	44,043	37,962	16.0
Wealth management fees	38,966	28,798	35.3
Customer derivative income	15,626	11,141	40.3
Total fee income	260,405	229,031	13.7
Derivative mark-to-market and credit valuation adjustments	(3,232)	(2,333)	(38.5)
Net gains on AFS debt securities	934	1,979	(52.8)
Other investment income	3,645	6,201	(41.2)
Other income	17,045	12,175	40.0
Total noninterest income	278,797	247,053	12.8%
Noninterest expense:
Compensation and employee benefits (2)	466,861	410,864	13.6%
Occupancy and equipment expense	48,948	48,016	1.9
Deposit account expense	27,241	36,467	(25.3)
Computer and software related expenses	39,709	34,172	16.2
Deposit insurance premiums and regulatory assessments (3)	28,162	39,535	(28.8)
Other operating expense	116,499	104,193	11.8
Total operating noninterest expense	727,420	673,247	8.0
Amortization of tax credit and CRA investments (4)	57,671	34,859	65.4
Total noninterest expense	785,091	708,106	10.9
Income before income taxes	1,258,511	1,126,037	11.8
Income tax expense	289,594	253,566	14.2
Net income	$968,917	$872,471	11.1%

EPS
- Basic	$7.03	$6.28	11.9%
- Diluted	$6.97	$6.23	11.7
Weighted-average number of shares outstanding
- Basic	137,897	138,997	(0.8)%
- Diluted	139,090	139,939	(0.6)

(1)Includes $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the nine months ended September 30, 2025.
(2)Includes $27 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the three months ended September 30, 2025.
(3)Includes $2 million of FDIC special assessment reversals and $12 million of FDIC special assessment charges for the nine months ended September 30, 2025 and September 30, 2024, respectively.
(4)Includes $14 million of DC Solar recoveries for the nine months ended September 30, 2024.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2025 % Change		Nine Months Ended		September 30, 2025 % Change
	September 30, 2025	June 30, 2025	September 30, 2024	Qtr-o-Qtr	Yr-o-Yr	September 30, 2025	September 30, 2024	Yr-o-Yr
Loans:
Commercial:
C&I	$17,799,708	$17,363,095	$16,492,589	2.5%	7.9%	$17,346,156	$16,318,594	6.3%
CRE:
CRE	15,110,134	14,864,277	14,483,163	1.7	4.3	14,903,483	14,589,772	2.2
Multifamily residential	4,963,703	4,981,155	5,127,659	(0.4)	(3.2)	4,970,095	5,066,906	(1.9)
Construction and land	752,402	689,713	661,840	9.1	13.7	706,215	662,173	6.7
Total CRE	20,826,239	20,535,145	20,272,662	1.4	2.7	20,579,793	20,318,851	1.3
Consumer:
Residential mortgage:
Single-family residential	14,688,172	14,477,173	13,846,946	1.5	6.1	14,469,661	13,654,170	6.0
HELOCs	1,848,524	1,858,881	1,754,361	(0.6)	5.4	1,839,613	1,743,413	5.5
Total residential mortgage	16,536,696	16,336,054	15,601,307	1.2	6.0	16,309,274	15,397,583	5.9
Other consumer	45,935	47,138	53,958	(2.6)	(14.9)	47,537	54,233	(12.3)
Total loans (1)	$55,208,578	$54,281,432	$52,420,516	1.7%	5.3%	$54,282,760	$52,089,261	4.2%

Interest-earning assets	$76,206,138	$73,903,125	$70,263,495	3.1%	8.5%	$74,288,924	$68,902,563	7.8%
Total assets	$79,310,698	$76,862,028	$73,268,158	3.2%	8.2%	$77,279,375	$72,049,714	7.3%

Deposits:
Noninterest-bearing demand	$15,767,292	$15,114,806	$14,606,511	4.3%	7.9%	$15,331,138	$14,741,590	4.0%
Interest-bearing checking	7,501,315	7,597,103	7,762,719	(1.3)	(3.4)	7,621,067	7,642,423	(0.3)
Money market	16,565,937	15,325,928	14,201,258	8.1	16.7	15,581,506	13,855,167	12.5
Savings	1,705,332	1,745,220	1,744,644	(2.3)	(2.3)	1,734,325	1,783,011	(2.7)
Time deposits	24,649,891	23,894,775	22,270,124	3.2	10.7	23,913,370	20,886,769	14.5
Total deposits	$66,189,767	$63,677,832	$60,585,256	3.9%	9.3%	$64,181,406	$58,908,960	9.0%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2025				June 30, 2025
	Average Balance	Interest	Average Yield/Rate (1)		Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,873,674	$47,170	3.84%		$3,699,036	$34,935	3.79%
Resale agreements	425,000	1,616	1.51%		425,000	1,624	1.53%
Debt securities:
AFS	12,650,323	146,336	4.59%		12,435,531	141,496	4.56%
HTM	2,884,267	12,226	1.68%		2,896,410	12,292	1.70%
Total debt securities	15,534,590	158,562	4.05%		15,331,941	153,788	4.02%
Loans:
C&I	17,799,708	345,947	7.71%	(2)	17,363,095	303,791	7.02%
CRE	20,826,239	327,168	6.23%		20,535,145	319,666	6.24%
Residential mortgage	16,536,696	245,728	5.90%		16,336,054	241,666	5.93%
Other consumer	45,935	675	5.83%		47,138	572	4.87%
Total loans (3)	55,208,578	919,518	6.61%	(2)	54,281,432	865,695	6.40%
FHLB and FRB stock	164,296	2,866	6.92%		165,716	2,957	7.16%
Total interest-earning assets	$76,206,138	$1,129,732	5.88%		$73,903,125	$1,058,999	5.75%

Noninterest-earning assets:
Cash and due from banks	410,446				350,343
Allowance for loan, lease and securities’ losses	(789,195)				(745,121)
Other assets	3,483,309				3,353,681
Total assets	$79,310,698				$76,862,028

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,501,315	$46,725	2.47%		$7,597,103	$47,013	2.48%
Money market deposits	16,565,937	133,951	3.21%		15,325,928	124,282	3.25%
Savings deposits	1,705,332	3,353	0.78%		1,745,220	3,700	0.85%
Time deposits	24,649,891	230,608	3.71%		23,894,775	225,593	3.79%
Total interest-bearing deposits	50,422,475	414,637	3.26%		48,563,026	400,588	3.31%
Short-term borrowings and federal funds purchased	474	3	2.51%		659	1	0.61%
FHLB advances	3,228,262	36,740	4.52%		3,500,003	39,313	4.51%
Repurchase agreements	13,012	148	4.51%		119,061	1,352	4.55%
Long-term debt and finance lease liabilities	35,732	674	7.48%		35,811	671	7.52%
Total interest-bearing liabilities	$53,699,955	$452,202	3.34%		$52,218,560	$441,925	3.39%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,767,292				15,114,806
Accrued expenses and other liabilities	1,462,237				1,458,680
Stockholders’ equity	8,381,214				8,069,982
Total liabilities and stockholders’ equity	$79,310,698				$76,862,028

Total deposits	$66,189,767	$414,637	2.49%		$63,677,832	$400,588	2.52%

Interest rate spread			2.54%				2.36%
Adjusted interest rate spread (4)			2.37%				2.36%
Net interest income and net interest margin		$677,530	3.53%			$617,074	3.35%
Adjusted net interest income and adjusted net interest margin (4)		$645,234	3.36%			$617,074	3.35%

(1)Annualized.
(2)Includes $32 million of additional interest income from discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the three months ended September 30, 2025.
(3)Includes loans HFS.
(4)See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2025				September 30, 2024
	Average Balance	Interest	Average Yield/Rate (1)		Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,873,674	$47,170	3.84%		$4,987,191	$60,060	4.79%
Resale agreements	425,000	1,616	1.51%		443,261	1,663	1.49%
Debt securities:
AFS	12,650,323	146,336	4.59%		9,316,232	111,552	4.76%
HTM	2,884,267	12,226	1.68%		2,931,033	12,431	1.69%
Total debt securities	15,534,590	158,562	4.05%		12,247,265	123,983	4.03%
Loans:
C&I	17,799,708	345,947	7.71%	(2)	16,492,589	328,619	7.93%
CRE	20,826,239	327,168	6.23%		20,272,662	328,254	6.44%
Residential mortgage	16,536,696	245,728	5.90%		15,601,307	229,727	5.86%
Other consumer	45,935	675	5.83%		53,958	753	5.55%
Total loans (3)	55,208,578	919,518	6.61%	(2)	52,420,516	887,353	6.73%
FHLB and FRB stock	164,296	2,866	6.92%		165,262	2,840	6.84%
Total interest-earning assets	$76,206,138	$1,129,732	5.88%		$70,263,495	$1,075,899	6.09%

Noninterest-earning assets:
Cash and due from banks	410,446				341,856
Allowance for loan, lease and securities’ losses	(789,195)				(691,399)
Other assets	3,483,309				3,354,206
Total assets	$79,310,698				$73,268,158

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,501,315	$46,725	2.47%		$7,762,719	$58,226	2.98%
Money market deposits	16,565,937	133,951	3.21%		14,201,258	136,384	3.82%
Savings deposits	1,705,332	3,353	0.78%		1,744,644	4,811	1.10%
Time deposits	24,649,891	230,608	3.71%		22,270,124	254,650	4.55%
Total interest-bearing deposits	50,422,475	414,637	3.26%		45,978,745	454,071	3.93%
Short-term borrowings and federal funds purchased	474	3	2.51%		1,170	16	5.44%
FHLB advances	3,228,262	36,740	4.52%		3,440,219	48,261	5.58%
Repurchase agreements	13,012	148	4.51%		3,455	49	5.64%
Long-term debt and finance lease liabilities	35,732	674	7.48%		36,084	780	8.60%
Total interest-bearing liabilities	$53,699,955	$452,202	3.34%		$49,459,673	$503,177	4.05%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,767,292				14,606,511
Accrued expenses and other liabilities	1,462,237				1,758,641
Stockholders’ equity	8,381,214				7,443,333
Total liabilities and stockholders’ equity	$79,310,698				$73,268,158

Total deposits	$66,189,767	$414,637	2.49%		$60,585,256	$454,071	2.98%

Interest rate spread			2.54%				2.04%
Adjusted interest rate spread (4)			2.37%				2.04%
Net interest income and net interest margin		$677,530	3.53%			$572,722	3.24%
Adjusted net interest income and adjusted net interest margin (4)		$645,234	3.36%			$572,722	3.24%

(1)Annualized.
(2)Includes $32 million of additional interest income from discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the three months ended September 30, 2025.
(3)Includes loans HFS.
(4)See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8
	Nine Months Ended
	September 30, 2025				September 30, 2024
	Average Balance	Interest	Average Yield/Rate (1)		Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,232,434	$121,242	3.83%		$5,054,542	$183,848	4.86%
Resale agreements	425,000	4,850	1.53%		550,913	9,663	2.34%
Debt securities:
AFS	12,287,338	423,351	4.61%		8,125,876	273,652	4.50%
HTM	2,896,271	36,783	1.70%		2,940,920	37,455	1.70%
Total debt securities	15,183,609	460,134	4.05%		11,066,796	311,107	3.76%
Loans:
C&I	17,346,156	943,152	7.27%	(2)	16,318,594	977,077	8.00%
CRE	20,579,793	958,220	6.23%		20,318,851	975,447	6.41%
Residential mortgage	16,309,274	722,285	5.92%		15,397,583	667,367	5.79%
Other consumer	47,537	1,968	5.54%		54,233	2,292	5.65%
Total loans (3)	54,282,760	2,625,625	6.47%	(2)	52,089,261	2,622,183	6.72%
FHLB and FRB stock	165,121	8,682	7.03%		141,051	7,129	6.75%
Total interest-earning assets	$74,288,924	$3,220,533	5.80%		$68,902,563	$3,133,930	6.08%

Noninterest-earning assets:
Cash and due from banks	368,909				332,983
Allowance for loan, lease and securities’ losses	(750,458)				(681,988)
Other assets	3,372,000				3,496,156
Total assets	$77,279,375				$72,049,714

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,621,067	$141,649	2.49%		$7,642,423	$164,727	2.88%
Money market deposits	15,581,506	374,251	3.21%		13,855,167	406,450	3.92%
Savings deposits	1,734,325	10,500	0.81%		1,783,011	13,935	1.04%
Time deposits	23,913,370	680,806	3.81%		20,886,769	706,640	4.52%
Total interest-bearing deposits	48,850,268	1,207,206	3.30%		44,167,370	1,291,752	3.91%
BTFP, short-term borrowings and federal funds purchased	520	10	2.57%		1,284,826	42,154	4.38%
FHLB advances	3,408,426	114,919	4.51%		2,501,826	104,840	5.60%
Repurchase agreements	46,275	1,577	4.56%		3,370	142	5.63%
Long-term debt and finance lease liabilities	35,820	2,016	7.52%		65,969	3,952	8.00%
Total interest-bearing liabilities	$52,341,309	$1,325,728	3.39%		$48,023,361	$1,442,840	4.01%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	15,331,138				14,741,590
Accrued expenses and other liabilities	1,498,313				2,109,318
Stockholders’ equity	8,108,615				7,175,445
Total liabilities and stockholders’ equity	$77,279,375				$72,049,714

Total deposits	$64,181,406	$1,207,206	2.51%		$58,908,960	$1,291,752	2.93%

Interest rate spread			2.41%				2.07%
Adjusted interest rate spread (4)			2.35%				2.07%
Net interest income and net interest margin		$1,894,805	3.41%			$1,691,090	3.28%
Adjusted net interest income and adjusted net interest margin (4)		$1,862,509	3.35%			$1,691,090	3.28%

(1)Annualized.
(2)Includes $32 million of additional interest income from discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the nine months ended September 30, 2025.
(3)Includes loans HFS.
(4)See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			September 30, 2025 Basis Point Change
	September 30, 2025	June 30, 2025	September 30, 2024	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.84%	1.62%	1.62%	22	bps	22	bps
Adjusted return on average assets (2)	1.82%	1.65%	1.58%	17		24
Return on average common equity	17.44%	15.42%	15.99%	202		145
Adjusted return on average common equity (2)	17.20%	15.71%	15.57%	149		163
Return on average TCE (3)	18.48%	16.39%	17.08%	209		140
Adjusted return on average TCE (3)	18.23%	16.69%	16.63%	154		160
Interest rate spread	2.54%	2.36%	2.04%	18		50
Adjusted interest rate spread (4)	2.37%	2.36%	2.04%	1		33
Net interest margin	3.53%	3.35%	3.24%	18		29
Adjusted net interest margin (4)	3.36%	3.35%	3.24%	1		12
Average loan yield	6.61%	6.40%	6.73%	21		(12)
Adjusted average loan yield (4)	6.38%	6.40%	6.73%	(2)		(35)
Yield on average interest-earning assets	5.88%	5.75%	6.09%	13		(21)
Adjusted yield on average interest-earning assets (4)	5.71%	5.75%	6.09%	(4)		(38)
Average cost of interest-bearing deposits	3.26%	3.31%	3.93%	(5)		(67)
Average cost of deposits	2.49%	2.52%	2.98%	(3)		(49)
Average cost of funds	2.58%	2.63%	3.12%	(5)		(54)
Operating noninterest expense/average assets	1.31%	1.20%	1.20%	11		11
Efficiency ratio	35.59%	36.41%	34.36%	(82)		123
Adjusted efficiency ratio (5)	33.75%	36.52%	36.07%	(277)		(232)
Efficiency ratio (fully taxable equivalent) (“FTE”) (5)	35.51%	36.32%	34.34%	(81)		117
Adjusted efficiency ratio (FTE) (5)	33.67%	36.44%	36.04%	(277)		(237)
Effective tax rate	20.80%	22.87%	23.16%	(207)		(236)
Adjusted effective tax rate (6)	20.80%	21.28%	23.16%	(48)	bps	(236)	bps

Refer to table footnotes on the following page.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9 (continued)
	Nine Months Ended		September 30, 2025 Basis Point Change
	September 30, 2025	September 30, 2024	Yr-o-Yr
Return on average assets	1.68%	1.62%	6	bps
Adjusted return on average assets (2)	1.68%	1.61%	7
Return on average common equity	15.98%	16.24%	(26)
Adjusted return on average common equity (2)	16.00%	16.21%	(21)
Return on average TCE (3)	16.97%	17.40%	(43)
Adjusted return on average TCE (3)	16.99%	17.37%	(38)
Interest rate spread	2.41%	2.07%	34
Adjusted interest rate spread (4)	2.35%	2.07%	28
Net interest margin	3.41%	3.28%	13
Adjusted net interest margin (4)	3.35%	3.28%	7
Average loan yield	6.47%	6.72%	(25)
Adjusted average loan yield (4)	6.39%	6.72%	(33)
Yield on average interest-earning assets	5.80%	6.08%	(28)
Adjusted yield on average interest-earning assets (4)	5.74%	6.08%	(34)
Average cost of interest-bearing deposits	3.30%	3.91%	(61)
Average cost of deposits	2.51%	2.93%	(42)
Average cost of funds	2.62%	3.07%	(45)
Operating noninterest expense/average assets	1.26%	1.25%	1
Efficiency ratio	36.12%	36.54%	(42)
Adjusted efficiency ratio (5)	35.49%	36.65%	(116)
Efficiency ratio (FTE) (5)	36.04%	36.47%	(43)
Adjusted efficiency ratio (FTE) (5)	35.41%	36.58%	(117)
Effective tax rate	23.01%	22.52%	49
Adjusted effective tax rate (6)	22.50%	22.52%	(2)	bps

				September 30, 2025 Basis Point Change
	September 30, 2025	June 30, 2025	September 30, 2024	Qtr-o-Qtr	Yr-o-Yr
Loan-to-deposit ratio	83.78%	84.54%	86.31%	(76)	(253)

(1)Annualized except for efficiency ratio and effective tax rate.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 14.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 16.
(4)Adjusted interest rate spread, adjusted net interest margin, adjusted average loan yield and adjusted yield on average interest-earning assets are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(5)Adjusted efficiency ratio, efficiency ratio (FTE) and adjusted efficiency ratio (FTE) are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 15.
(6)Adjusted effective tax rate is a non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended September 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416
ALLL recognized on purchased credit-deteriorated (“PCD”) loans		18,175	—	—	—	—	—	—	18,175
(Reversal of) provision for credit losses on loans	(a)	(992)	14,552	6,101	671	8,873	854	(143)	29,916
Gross charge-offs		(25,325)	(5)	—	—	—	—	(73)	(25,403)
Gross recoveries		7,236	2	13	3	6	3	—	7,263
Total net (charge-offs) recoveries		(18,089)	(3)	13	3	6	3	(73)	(18,140)
Foreign currency translation adjustment		153	—	—	—	—	—	—	153
ALLL, September 30, 2025		$441,538	$227,167	$35,187	$18,530	$60,876	$6,113	$1,109	$790,520

		Three Months Ended June 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, March 31, 2025		$421,288	$212,899	$32,324	$15,199	$46,929	$4,879	$1,338	$734,856
Provision for (reversal of) credit losses on loans	(a)	27,595	8,007	(3,274)	2,654	5,064	369	(259)	40,156
Gross charge-offs		(8,151)	(8,306)	(3)	—	—	—	(4)	(16,464)
Gross recoveries		1,504	18	26	3	4	8	250	1,813
Total net recoveries (charge-offs)		(6,647)	(8,288)	23	3	4	8	246	(14,651)
Foreign currency translation adjustment		55	—	—	—	—	—	—	55
ALLL, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416

		Three Months Ended September 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, June 30, 2024		$379,984	$194,794	$40,254	$14,322	$49,523	$3,340	$1,577	$683,794
Provision for (reversal of) credit losses on loans	(a)	26,416	27,123	(8,493)	(1,975)	(1,293)	(128)	67	41,717
Gross charge-offs		(29,260)	(734)	—	(145)	—	(10)	(149)	(30,298)
Gross recoveries		838	61	21	6	1	8	—	935
Total net (charge-offs) recoveries		(28,422)	(673)	21	(139)	1	(2)	(149)	(29,363)
Foreign currency translation adjustment		337	—	—	—	—	—	—	337
ALLL, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10 (continued)

		Nine Months Ended September 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, December 31, 2024		$384,319	$218,677	$32,117	$17,497	$44,816	$3,132	$1,494	$702,052
ALLL recognized on PCD loans		18,175	—	—	—	—	—	—	18,175
Provision for (reversal of) credit losses on loans	(a)	62,973	30,664	3,028	3,020	16,009	2,962	(522)	118,134
Gross charge-offs		(34,464)	(22,248)	(7)	(1,996)	(9)	—	(126)	(58,850)
Gross recoveries		10,304	74	49	9	60	19	263	10,778
Total net (charge-offs) recoveries		(24,160)	(22,174)	42	(1,987)	51	19	137	(48,072)
Foreign currency translation adjustment		231	—	—	—	—	—	—	231
ALLL, September 30, 2025		$441,538	$227,167	$35,187	$18,530	$60,876	$6,113	$1,109	$790,520

		Nine Months Ended September 30, 2024
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer	Total
ALLL, December 31, 2023		$392,685	170,592	34,375	10,469	55,018	3,947	$1,657	$668,743
Provision for (reversal of) credit losses on loans	(a)	44,473	64,542	(2,833)	3,828	(6,760)	(792)	175	102,633
Gross charge-offs		(63,392)	(14,235)	(6)	(2,289)	(35)	(10)	(337)	(80,304)
Gross recoveries		4,365	345	246	200	8	65	—	5,229
Total net (charge-offs) recoveries		(59,027)	(13,890)	240	(2,089)	(27)	55	(337)	(75,075)
Foreign currency translation adjustment		184	—	—	—	—	—	—	184
ALLL, September 30, 2024		$378,315	$221,244	$31,782	$12,208	$48,231	$3,210	$1,495	$696,485

		Three Months Ended			Nine Months Ended
($ in thousands)		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$45,307	$40,464	$38,783	$39,526	$37,698
Provision for credit losses on unfunded credit commitments	(b)	3,084	4,844	283	8,866	1,367
Foreign currency translation adjustment		(1)	(1)	(4)	(2)	(3)
Allowance for unfunded credit commitments, end of period (1)		$48,390	$45,307	$39,062	$48,390	$39,062

Provision for credit losses:
Provision for credit losses on loans and unfunded credit commitments	(a)+(b)	$33,000	$45,000	$42,000	$127,000	$104,000
Provision for credit losses on AFS debt securities	(c)	3,000	—	—	3,000	—
Total provision for credit losses	(a)+(b)+(c)	$36,000	$45,000	$42,000	$130,000	$104,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	September 30, 2025	June 30, 2025	September 30, 2024
Special mention loans	$422,751	$446,665	$468,593
Classified loans	768,568	736,228	641,642
Total criticized loans (1)	$1,191,319	$1,182,893	$1,110,235

(1)Excludes loans HFS.

Nonperforming Assets	September 30, 2025	June 30, 2025	September 30, 2024
Nonaccrual loans:
Commercial:
C&I	$70,065	$71,894	$75,272
Total CRE	29,772	9,420	19,175
Consumer:
Total residential mortgage	57,024	58,003	52,311
Other consumer	73	137	102
Total nonaccrual loans	156,934	139,454	146,860
Other real estate owned, net	24,208	32,224	41,248
Other nonperforming assets	—	—	7,358
Nonperforming loans HFS	19,596	—	—
Total nonperforming assets	$200,738	$171,678	$195,466

Credit Quality Ratios	September 30, 2025	June 30, 2025	September 30, 2024
Annualized quarterly net charge-offs to average loans HFI	0.13%	0.11%	0.22%
Annualized YTD net charge-offs to YTD average loans HFI	0.12%	0.11%	0.19%
Special mention loans to loans HFI	0.76%	0.81%	0.88%
Classified loans to loans HFI	1.38%	1.34%	1.20%
Criticized loans to loans HFI	2.14%	2.15%	2.08%
Nonperforming assets to total assets	0.25%	0.22%	0.26%
Nonaccrual loans to loans HFI	0.28%	0.25%	0.28%
ALLL to loans HFI	1.42%	1.38%	1.31%

Composition of ALLL by Portfolio	September 30, 2025		June 30, 2025		September 30, 2024
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$441,538	2.45%	$442,291	2.48%	$378,315	2.22%
Total CRE	280,884	1.33	259,547	1.26	265,234	1.30
Multifamily	35,187	0.70	29,073	0.58	31,782	0.62
Office	64,211	2.93	60,354	2.78	66,614	3.11
All other CRE	181,486	1.31	170,120	1.26	166,838	1.27
Residential mortgage & consumer	68,098	0.41	58,578	0.36	52,936	0.34
Total loans	$790,520	1.42%	$760,416	1.38%	$696,485	1.31%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
Management believes that presenting the adjusted average C&I and loan yields, adjusted yield on average interest-earning assets, adjusted interest rate spread, and adjusted net interest margin that exclude the impact of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans provide clarity to financial statement users regarding the changes in yields and margins, and allows comparability to prior periods.

		Three Months Ended			Nine Months Ended
Average C&I loan yield		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income on C&I loans	(a)	$345,947	$303,791	$328,619	$943,152	$977,077
Less: Loan payoff discount accretion and interest recoveries		(32,296)	—	—	(32,296)	—
Adjusted interest income on loans	(b)	$313,651	$303,791	$328,619	$910,856	$977,077

Average C&I loans	(c)	$17,799,708	$17,363,095	$16,492,589	$17,346,156	$16,318,594

Average C&I loan yield (1)	(a)/(c)	7.71%	7.02%	7.93%	7.27%	8.00%
Adjusted average C&I loan yield (1)	(b)/(c)	6.99%	7.02%	7.93%	7.02%	8.00%

Average loan yield
Interest income on loans	(d)	$919,518	$865,695	$887,353	$2,625,625	$2,622,183
Less: Loan payoff discount accretion and interest recoveries		(32,296)	—	—	(32,296)	—
Adjusted interest income on loans	(e)	$887,222	$865,695	$887,353	$2,593,329	$2,622,183

Average loans	(f)	$55,208,578	$54,281,432	$52,420,516	$54,282,760	$52,089,261

Average loan yield (1)	(d)/(f)	6.61%	6.40%	6.73%	6.47%	6.72%
Adjusted average loan yield (1)	(e)/(f)	6.38%	6.40%	6.73%	6.39%	6.72%

Yield on average interest-earning assets
Interest and dividend income	(g)	$1,129,732	$1,058,999	$1,075,899	$3,220,533	$3,133,930
Less: Loan payoff discount accretion and interest recoveries		(32,296)	—	—	(32,296)	—
Adjusted interest and dividend income	(h)	$1,097,436	$1,058,999	$1,075,899	$3,188,237	$3,133,930

Average interest-earning assets	(i)	$76,206,138	$73,903,125	$70,263,495	$74,288,924	$68,902,563

Yield on average interest-earning assets (1)	(j)=(g)/(i)	5.88%	5.75%	6.09%	5.80%	6.08%
Adjusted yield on average interest-earning assets (1)	(k)=(h)/(i)	5.71%	5.75%	6.09%	5.74%	6.08%

Interest rate spread
Interest on average interest-bearing liabilities (1)	(l)	3.34%	3.39%	4.05%	3.39%	4.01%

Interest rate spread	(j)-(l)	2.54%	2.36%	2.04%	2.41%	2.07%
Adjusted interest rate spread	(k)-(l)	2.37%	2.36%	2.04%	2.35%	2.07%

Net interest margin
Net interest income	(m)	$677,530	$617,074	$572,722	$1,894,805	$1,691,090
Less: Loan payoff discount accretion and interest recoveries		(32,296)	—	—	(32,296)	—
Adjusted net interest income	(n)	$645,234	$617,074	$572,722	$1,862,509	$1,691,090

Average interest-earning assets	(o)	$76,206,138	$73,903,125	$70,263,495	$74,288,924	$68,902,563

Net interest margin (1)	(m)/(o)	3.53%	3.35%	3.24%	3.41%	3.28%
Adjusted net interest margin (1)	(n)/(o)	3.36%	3.35%	3.24%	3.35%	3.28%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
On June 30, 2025, California approved the single sales factor apportionment method (“CA SSF”) for financial institutions for the 2025 tax year, which resulted in $6 million of additional income tax expense recorded in the second quarter of 2025. The table below provides the computation of the Company’s effective tax rate and adjusted effective tax rate excluding the impact of the CA SSF. Management believes that presenting the adjusted effective tax rate computation allows comparability to prior periods.

		Three Months Ended			Nine Months Ended
		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Income tax expense	(a)	$96,730	$91,979	$90,151	$289,594	$253,566
Less: Impact of the CA SSF	(b)	—	(6,391)	—	(6,391)	—
Adjusted income tax expense	(c)=(a)+(b)	$96,730	$85,588	$90,151	$283,203	$253,566

Income before income taxes	(d)	465,124	402,232	389,317	1,258,511	1,126,037

Effective tax rate	(a)/(d)	20.80%	22.87%	23.16%	23.01%	22.52%
Less: Impact of the CA SSF	(b)/(d)	—%	(1.59)%	—%	(0.51)%	—%
Adjusted effective tax rate	(c)/(d)	20.80%	21.28%	23.16%	22.50%	22.52%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted net income and adjusted diluted EPS represent net income and diluted EPS adjusted for the following tax-effected impacts: discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans, change in equity award expense recognition for retirement eligible employees, FDIC special assessment and DC Solar adjustments; and the impact of the CA SSF. Management believes that presenting the computations of the adjusted net income, adjusted diluted EPS, adjusted return on average assets and adjusted return on average common equity that exclude the aforementioned tax-effected adjustments and the impact of the CA SSF provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.
•Discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans are included in Interest and dividend income on the Condensed Consolidated Statement of Income.
•During the third quarter and first nine months of 2025, the Company recorded $27 million of additional compensation due to the change in equity award expense recognition for retirement eligible employees (included in Compensation and employee benefits on the Condensed Consolidated Statement of Income).
•FDIC special assessment reversals/charges are included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income.
•DC Solar recoveries related to the Company’s investment in DC Solar are included in Amortization of Tax Credit and CRA Investments on the Condensed Consolidated Statement of Income.

		Three Months Ended			Nine Months Ended
		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income	(a)	$368,394	$310,253	$299,166	$968,917	$872,471
Less: Loan payoff discount accretion and interest recoveries	(b)	(32,296)	—	—	(32,296)	—
Add: Change in equity award expense recognition for retirement eligible employees	(b)	27,141	—	—	27,141	—
Less/Add: FDIC special assessment (reversal) charge	(b)	(1,927)	(833)	—	(1,927)	12,185
Less: DC Solar recovery	(b)	—	—	(11,201)	—	(14,347)
Tax effects adjustments (1)	(b)	1,996	235	3,311	1,996	639
Add: Impact of the CA SSF	(b)	—	6,391	—	6,391	—
Adjusted net income	(c)=(a)+∑(b)	$363,308	$316,046	$291,276	$970,222	$870,948

Diluted weighted-average number of shares outstanding	(d)	138,942	138,789	139,648	139,090	139,939
Diluted EPS	(e)	$2.65	$2.24	$2.14	$6.97	$6.23
Less: Loan payoff discount accretion and interest recoveries	(f)	(0.23)	—	—	(0.23)	—
Add: Change in equity award expense recognition for retirement eligible employees	(f)	0.20	—	—	0.20	—
Less/Add: FDIC special assessment (reversal) charge	(f)	(0.01)	(0.01)	—	(0.01)	0.09
Less: DC Solar recovery	(f)	—	—	(0.08)	—	(0.10)
Tax effects of adjustments (1)	(f)	0.01	—	0.03	0.01	—
Add: Impact of the CA SSF	(f)	—	0.05	—	0.05	—
Adjusted diluted EPS	(g)=(e)+∑(f)	$2.62	$2.28	$2.09	$6.99	$6.22

Average total assets	(h)	$79,310,698	$76,862,028	$73,268,158	$77,279,375	$72,049,714
Average stockholders’ equity	(i)	$8,381,214	$8,069,982	$7,443,333	$8,108,615	$7,175,445
Return on average assets	(a)/(h)	1.84%	1.62%	1.62%	1.68%	1.62%
Adjusted return on average assets (2)	(c)/(h)	1.82%	1.65%	1.58%	1.68%	1.61%
Return on average common equity (2)	(a)/(i)	17.44%	15.42%	15.99%	15.98%	16.24%
Adjusted return on average common equity (2)	(c)/(i)	17.20%	15.71%	15.57%	16.00%	16.21%

(1)Applied statutory tax rate of 28.18% for the three and nine months ended September 30, 2025, and the three months ended June 30, 2025. Applied statutory tax rate of 29.56% for the three and nine months ended September 30, 2024.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Non-GAAP measures used consist of FTE net interest income and total revenue. The FTE adjustment relates to tax exempt interest on certain investment securities and loans. Adjusted total revenue and adjusted total revenue (FTE) reflect the adjustments related to the discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans. Adjusted noninterest expense reflects the change in equity award expense recognition for retirement eligible employees, and the FDIC special assessment and DC Solar adjustments (as applicable).

Efficiency ratio (FTE) represents noninterest expense divided by total revenue (FTE). Adjusted efficiency ratio and adjusted efficiency ratio (FTE) reflect the impacts of the aforementioned adjustments. Pre-tax, pre-provision income represents total revenue (FTE) less noninterest expense. Adjusted pre-tax, pre-provision income represents adjusted total revenue (FTE) less adjusted noninterest expense.
		Three Months Ended			Nine Months Ended
		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net interest income before provision for credit losses	(a)	$677,530	$617,074	$572,722	$1,894,805	$1,691,090
FTE adjustment	(b)	1,887	1,603	411	4,636	3,491
FTE net interest income before provision for credit losses	(c)=(a)+(b)	679,417	618,677	573,133	1,899,441	1,694,581
Total noninterest income	(d)	100,517	86,178	84,395	278,797	247,053
Total revenue	(e)=(a)+(d)	778,047	703,252	657,117	2,173,602	1,938,143
Total revenue (FTE)	(f)=(c)+(d)	$779,934	$704,855	$657,528	$2,178,238	$1,941,634
Less: Loan payoff discount accretion and interest recoveries	(g)	(32,296)	—	—	(32,296)	—
Adjusted total revenue	(h)=(e)+(g)	745,751	703,252	657,117	2,141,306	1,938,143
Adjusted total revenue (FTE)	(i)=(f)+(g)	$747,638	$704,855	$657,528	$2,145,942	$1,941,634

Total noninterest expense	(j)	$276,923	$256,020	$225,800	$785,091	$708,106
Less: Change in equity award expense recognition for retirement eligible employees	(k)	(27,141)	—	—	(27,141)	—
Add/less: FDIC special assessment reversal (charge)	(k)	1,927	833	—	1,927	(12,185)
Less: DC Solar recovery	(k)	—	—	11,201	—	14,347
Adjusted noninterest expense	(l)=(j)+∑(k)	$251,709	$256,853	$237,001	$759,877	$710,268

Efficiency ratio	(j)/(e)	35.59%	36.41%	34.36%	36.12%	36.54%
Adjusted efficiency ratio	(l)/(h)	33.75%	36.52%	36.07%	35.49%	36.65%
Efficiency ratio (FTE)	(j)/(f)	35.51%	36.32%	34.34%	36.04%	36.47%
Adjusted efficiency ratio (FTE)	(l)/(i)	33.67%	36.44%	36.04%	35.41%	36.58%
Pre-tax, pre-provision income	(f)-(j)	$503,011	$448,835	$431,728	$1,393,147	$1,233,528
Adjusted pre-tax, pre-provision income	(i)-(l)	$495,929	$448,002	$420,527	$1,386,065	$1,231,366

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2025	June 30, 2025	September 30, 2024
Common stock		$170	$170	$170
Additional paid-in capital		2,096,227	2,060,115	2,018,105
Retained earnings		8,028,882	7,744,221	7,095,587
Treasury stock		(1,166,922)	(1,140,359)	(1,012,019)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(383,621)	(466,568)	(456,493)
Cash flow hedges net unrealized gains (losses)		30,425	28,622	39,143
Foreign currency translation adjustments		(22,361)	(24,434)	(19,954)
Total accumulated other comprehensive loss		(375,557)	(462,380)	(437,304)
Stockholders’ equity	(a)	$8,582,800	$8,201,767	$7,664,539
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,362)	(4,628)	(5,563)
Tangible book value	(b)	$8,112,741	$7,731,442	$7,193,279
Number of common shares at period-end	(c)	137,568	137,816	138,609
Book value per share	(a)/(c)	$62.39	$59.51	$55.30
Tangible book value per share	(b)/(c)	$58.97	$56.10	$51.90
Total assets	(d)	$79,669,531	$78,158,067	$74,483,720
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(4,362)	(4,628)	(5,563)
Tangible assets	(e)	$79,199,472	$77,687,742	$74,012,460
Total stockholders’ equity to assets ratio	(a)/(d)	10.77%	10.49%	10.29%
TCE ratio	(b)/(e)	10.24%	9.95%	9.72%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16 (continued)

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of mortgage servicing assets. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Adjusted tangible net income is tangible net income excluding the following tax-effected impacts: discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans, change in equity award expense recognition for retirement eligible employees, FDIC special assessment and DC Solar adjustments, and the impact of the CA SSF. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended
		September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income	(f)	$368,394	$310,253	$299,166	$968,917	$872,471
Add: Amortization of mortgage servicing assets		266	316	348	875	988
Tax effect of amortization adjustment (1)		(75)	(89)	(103)	(247)	(292)
Tangible net income	(g)	$368,585	$310,480	$299,411	$969,545	$873,167
Less: Loan payoff discount accretion and interest recoveries		(32,296)	—	—	(32,296)	—
Add: Change in equity award expense recognition for retirement eligible employees		27,141	—	—	27,141	—
Less/Add: FDIC special assessment (reversal) charge		(1,927)	(833)	—	(1,927)	12,185
Less: DC Solar recovery		—	—	(11,201)	—	(14,347)
Tax effects of adjustments (1)		1,996	235	3,311	1,996	639
Add: Impact of the CA SSF		—	6,391	—	6,391	—
Adjusted tangible net income	(h)	$363,499	$316,273	$291,521	$970,850	$871,644
Average stockholders’ equity	(i)	$8,381,214	$8,069,982	$7,443,333	$8,108,615	$7,175,445
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average mortgage servicing assets		(4,534)	(4,825)	(5,790)	(4,824)	(6,123)
Average tangible book value	(j)	$7,910,983	$7,599,460	$6,971,846	$7,638,094	$6,703,625
Return on average common equity (2)	(f)/(i)	17.44%	15.42%	15.99%	15.98%	16.24%
Return on average TCE (2)	(g)/(j)	18.48%	16.39%	17.08%	16.97%	17.40%
Adjusted return on average TCE (2)	(h)/(j)	18.23%	16.69%	16.63%	16.99%	17.37%

(1)Applied statutory tax rate of 28.18% for the three and nine months ended September 30, 2025, and the three months ended June 30, 2025. Applied statutory tax rate of 29.56% for the three and nine months ended September 30, 2024.
(2)Annualized.